Exhibit 10.2

2014 SERIES SECURED PROMISSORY NOTE

THE ISSUANCE OF THIS SECURED PROMISSORY NOTE AND ANY SECURITIES ISSUABLE IN CONNECTION THEREWITH (THE “SECURITIES”) HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO CLAIMED EXEMPTIONS FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE “RESTRICTED SECURITIES” AND MAY NOT BE OFFERED OR RESOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, OR ELIGIBLE TO BE OFFERED OR SOLD PURSUANT TO AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THE COMPANY MAY REQUIRE THAT IT BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

CRYOPORT, INC.

US $[________]

This 2014 Series Secured Promissory Note (the “Note”) is jointly issued as of _____ __, 2014 by Cryoport, Inc., a Nevada corporation (“Cryoport”) and its subsidiary CRYOPORT SYSTEMS, INC., a California corporation (collectively with Cryoport the “Company”), to ___________________________________ (together with its permitted successors and assigns, the “Holder”) with an address of_______________________________ pursuant to exemptions from registration under the Securities Act of 1933, as amended. Contemporaneously herewith, (a) Cryoport is issuing to Holder a warrant to purchase shares of Cryoport common stock of the Company (the “Warrant”), (b) other 2014 Series Secured Promissory Notes (collectively with this Note, the “2014 Series Notes”) and warrants to other lenders; and (c) a Security Agreement among the Company, the Holder, such additional lenders and a lender who has agreed to act as Administrative Agent for the benefit of the Lenders.

1. Principal and Interest. The Company hereby promises to pay on the Maturity Date specified in Section 2 the principal sum of US $[________] and interest on such principal balance at the annual rate of seven percent (7%).

2. Maturity Date. All unpaid principal and accrued interest hereunder shall be paid on July 1, 2015; provided, however, the Company may elect to extend the maturity date one time to January 1, 2016 by providing written notice to Holder. If the Company elects to extend the maturity date, in consideration for providing such extension, Cryoport shall issue to Holder a warrant to purchase a number of additional shares of Cryoport common stock equal (a) to the then outstanding principal balance of this Note, divided by (b) $0.50, (c) multiplied by 1.25, and otherwise have the same terms and conditions as the Warrant.

3. Prepayment. The Company may prepay, without penalty, all or part of the outstanding principal balance of this Note, together with all accrued but unpaid interest thereon. Within ten (10) days after the end of each month, the Company shall prepay amounts due under this Note in an amount equal to Holder’s pro rata share, in accordance with Section 4, of an aggregate amount equal to twenty five percent (25%) of any cash received by the Company (other than pursuant to this Note or other similar Notes issued on or within fourteen (14) days after the date hereof) from the issuance of indebtedness by the Company for borrowed money or for the issuance of securities of the Company during such month.

4. Pari Passu With Other Notes. The payment of 2014 Series Notes issued for up to an aggregate principal sum of up to $1,000,000 shall at all times be on a pari passu basis. Provided, however, that a lender of one or more of the 2014 Series Notes may elect to waive the right to receive such payment from time to time.

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5. Security. To secure the Company’s repayment of the 2014 Series Notes, the Company has granted a security interest in certain assets of the Company pursuant to a Security Agreement.

6. Events of Default. If an Event of Default occurs or is continuing, all sums of principal and interest under this Note automatically become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character. The occurrence or existence of any one or more of the following constitutes an “Event of Default” under this Note:

(a) The Company fails to pay any amounts due under this Note within ten (10) days after demand by the Lender;

(b) The Company becomes subject to any bankruptcy or other voluntary or involuntary proceeding in or out of court for the adjustment of debtor-creditor relationships; or

(c) The Company makes any assignment for the benefit of creditors.

7. Notices. Notices regarding this Note shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Holder, to the address set forth in the preamble to this Note.

If to the Company: Cryoport, Inc.

20382 Barents Sea Circle

Lake Forest, CA 92101

8. Governing Law. This Note shall be deemed to be made under and shall be construed in accordance with the laws of the state of Nevada without giving effect to the principals of conflict of laws thereof.

9. Severability. The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.

10. Entire Agreement and Amendments. This Note represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Note may be amended only by an instrument in writing executed by the parties hereto.

11. No Waiver, Cumulative Remedies. No failure to exercise and no delay in exercising, on the part any party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

12. Waiver of Trial by Jury. To the extent permitted by applicable Law, each of the parties irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Note or any matter arising hereunder.

13. Legal Holidays. In any case where the date on which any payment is due to any Holder shall not be a business day, then any such payment need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

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IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Note as of the date first written above.

CRYOPORT SYSTEMS, INC.

By:
a duly authorized officer

CRYOPORT, INC.

By:
a duly authorized officer

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